EXHIBIT 4

NOTE: Virginia Commerce Bancorp, Inc. ("Bancorp") is the successor to Virginia Commerce Bank (the "Bank"), pursuant to the Plan of Share Exchange pursuant to which it became the holding company for the Bank. In accordance with said plan, each warrant to purchase shares of Bank common stock was converted into an option to purchase Bancorp common stock on the same terms, and each such warrant was assumed by Bancorp.

Void after 4:00 p.m. Eastern Standard Time, ___________, 200__

                                             Warrant to Purchase _____ shares of
                                             Common Stock at a price of $____
                                             per share.


                           WARRANT TO PURCHASE SHARES

                                       OF

                             VIRGINIA COMMERCE BANK

This is to certify that, FOR VALUE RECEIVED,

                                ----------------
(hereinafter referred to as the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Virginia Commerce Bank (the "Bank") at any time on or after [date of issuance] and not later than 4:00 p.m. Eastern Standard Time, on [calendar day immediately prior to seventh anniversary of date of issuance], at a purchase price of $____ per share (the "Price"), ___________ (___________) shares of Common Stock, $5.00 par value (the "Shares") issued by the Bank. The Price and number of Shares to be issued upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth, and references to such defined terms shall be as adjusted hereunder.

         1. Exercise of Warrant. Subject to any limitations imposed herein or by law, this Warrant may be exercised in whole or in part at any time or from time to time on or after [date of issuance], or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Bank or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Share Price for the number of Shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Bank, upon surrender of this Warrant for cancellation, shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Bank of this Warrant at the office or agency of the Bank, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Bank shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

         2. Reservation of Shares; Shares Fully Paid. The Bank hereby agrees that at all times there shall be reserved for issuance or delivery upon exercise of this Warrant such number of Shares as shall be required for issuance or delivery upon exercise of this Warrant. The Bank further agrees that all Shares issuable upon exercise of the rights represented by this Warrant, will, upon issuance in accordance with the provisions hereof, be fully paid and non-assessable, and free from any taxes, liens and charges in respect of issuance.

         3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any such exercise hereof, the Bank shall pay to the Holder an amount in cash equal to such fraction multiplied by $[exercise price].

         4. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Bank or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant is restricted from sale, transfer, assignment, or hypothecation ("Transfer") in any manner whatsoever except pursuant to the laws of descent and distribution. Any such Transfer shall be made by surrender of this Warrant to the Bank or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Bank shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof to the office of the Bank or at the office of the stock transfer agent, if any, together with a written notice specifying the name and denomination in which new Warrants are to be issued and signed by the holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Bank of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Bank will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Bank, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Bank, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Bank except to the extent set forth herein.

         6.       Anti-Dilution Provisions.

                  (a) Adjustment of Number of Shares and Price. In the event the Bank, prior to the expiration of this Warrant by its exercise or by its terms, issues any shares of its Common Stock as a stock dividend or subdivides the number of its outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the number of Shares purchasable pursuant to this Warrant shall be proportionately increased. Conversely, in the event the Bank shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then in such case the number of Shares purchasable pursuant to this Warrant shall be proportionately decreased. Upon any adjustment in the number of Shares purchasable, the exercise price per share also shall be adjusted so that the total purchase price of all Shares purchasable after adjustment shall be the same as the total price before adjustment. If the Bank, at any time during the life of this Warrant, shall declare a dividend payable in cash on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, for the purpose of this Warrant all Common Stock so issued shall be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in stock of any other class or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

                  (b) Determination of Date of Issue. In case the Bank shall take a record of the holders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or
(ii) to subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of granting of such right of subscription or purchase, as the case may be.

                  (c) Common Stock Defined. Whenever reference is made in this
Section 6 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Bank of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section 8 hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Bank as of the date hereof.

                  (d) Officer's Certificate. Whenever the number of Shares shall be adjusted as required herein, the Bank shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of Shares determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Bank shall, promptly after each such adjustment, deliver a copy of such certificate to the Holder.

         7. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (a) if the Bank shall pay any dividend or make any distribution upon the Common Stock or (b) if the Bank shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (c) if any capital reorganization of the Bank, reclassification of the capital stock of the Bank, consolidation or merger of the Bank with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Bank to another corporation, or a spin-off of assets of the Bank shall be effected, then, in any such case, the Bank shall cause to be delivered to the Holder, at least thirty (30) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, or spin-off is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, or spin-off.

         8. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Bank (other than a change in par value, or from par value to no par value, or from Common Stock by way of dividend or other distribution or of a subdivision or combination), or in the case of any consolidation or merger of the Bank with or into another corporation (other than merger with a subsidiary in which merger the Bank is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Bank as an entirety or substantially as an entirety, the Bank shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant during the 30-day notice period provided in Section 7 hereof, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Warrant. The foregoing provision of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Bank other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph 6(a) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Bank, such determination to be final and binding on the Holder.

         9. Dissolution. If, at any time prior to the expiration of this Warrant and prior to the exercise hereof, any dissolution, liquidation or winding up of the Bank shall be proposed, the Bank shall cause to be mailed at least 30 days notice by certified mail to the registered Holder of this Warrant Certificate at his address as it appears on the books of the Bank. Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the Holder of this Warrant may exercise this Warrant and purchase Shares (or other securities substituted therefor as hereinbefore provided) and be entitled in respect of the securities so purchased to all of the rights of the other holders of Common Stock of the Bank. In case of a dissolution, liquidation or winding up of the Bank, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Bank in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid). Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

         10. Spin-Offs. In the event the Bank spins-off a subsidiary by distributing to the shareholders of the Bank as a dividend or otherwise the stock of the subsidiary, the Bank shall reserve, for the life of the Warrant, shares of the subsidiary to be delivered to the holders of the Warrants upon exercise during the 30-day period provided in Section 7 thereof to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

         11. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

                                          VIRGINIA COMMERCE BANK

                                          By:
                                              ----------------------------------
                                               Peter A. Converse, President

Date:                  , 199
      -----------------     ----

                                  PURCHASE FORM

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

TO:  VIRGINIA COMMERCE BANK

         The undersigned Holder of the within Warrant hereby (1) irrevocably elects to exercise the right to purchase represented by the within Warrant for,
and to purchase hereunder,                      shares of Common Stock which the
undersigned is entitled to purchase hereunder, (2) tenders the full payment thereof called for by the within Warrant, and (3) directs that the certificates for such shares be issued as set forth below:

Name:
      --------------------------------------------------------------------------

Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Security Number or other identifying number:
                                                   -----------------------------
and be delivered to the undersigned at:
                                       -----------------------------------------

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and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be delivered to the undersigned at the address for delivery of certificates set forth above.



                                                Signature:
                                                          ----------------------
Dated:                                          Name:
       ---------------------

                                     NOTICE

         The signature to the foregoing Purchase Form must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 ASSIGNMENT FORM

                     TO BE EXECUTED UPON TRANSFER OF WARRANT

         FOR                      VALUE RECEIVED, , hereby sells, assigns, and
             --------------------

transfers to
            --------------------------------------------------------------------

Soc. Sec. No.
              --------------------------------

the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoints
                                               ---------------------------------
attorney to transfer such Warrant on the warrant register of the within named Bank, with full power of substitution.

                                               Signature

                                               ---------------------------------
Dated:
       -------------------------

                                               Signature Guaranteed:


                                     NOTICE

         The signature to the foregoing assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever and should be guaranteed in the usual manner.